                                                                   EXHIBIT 10.1



================================================================================




                        SECURITIES PURCHASE AGREEMENT

                                by and among

                         JAMES CABLE PARTNERS, L.P.

                                     and

                          JAMES CABLE FINANCE CORP.


                                     and

                     THE INITIAL PURCHASERS NAMED HEREIN

                       ______________________________

                         Dated as of August 12, 1997



================================================================================

                              TABLE OF CONTENTS

                                                                            Page

                                  ARTICLE I


                                 DEFINITIONS

Section 1.1. Definitions ..................................................... 1
Section 1.2. Accounting Terms; Financial Statements .......................... 6

                                 ARTICLE II


                    ISSUE OF NOTES; PURCHASE AND SALE OF
                     NOTES; RIGHTS OF HOLDERS OF NOTES;
                       OFFERING BY INITIAL PURCHASERS

Section 2.1. Issue of Notes .................................................. 7
Section 2.2. Purchase, Sale and Delivery of Notes ............................ 7
Section 2.3. Registration Rights of Holders of Notes ......................... 8
Section 2.4. Offering by the Initial Purchasers .............................. 8

                                 ARTICLE III


               REPRESENTATIONS AND WARRANTIES; RESALE OF NOTES

Section 3.1. Representations and Warranties of the Issuers ................... 8
Section 3.2. Resale of Notes .................................................21

                                 ARTICLE IV


                       CONDITIONS PRECEDENT TO CLOSING

Section 4.1. Conditions Precedent to Obligations of
                the Initial Purchasers .......................................22

                                  ARTICLE V


                                  COVENANTS

Section 5.1. Covenants of the Issuers ........................................24

                                 ARTICLE VI


                                    FEES

Section 6.1. Costs, Expenses and Taxes .......................................27

                                 ARTICLE VII


                                  INDEMNITY

Section 7.1. Indemnity .......................................................28
Section 7.2. Contribution ....................................................31
Section 7.3. Registration Rights Agreement ...................................32

                                ARTICLE VIII

                                MISCELLANEOUS

Section 8.1.  Survival of Provisions .........................................32
Section 8.2.  Termination ....................................................32
Section 8.3.  No Waiver; Modifications in Writing .......................
Section 8.4.  Information Supplied by the Initial
                Purchasers ...................................................34
Section 8.5.  Communications .................................................34
Section 8.6.  Execution in Counterparts ......................................35
Section 8.7.  Successors .....................................................35
Section 8.8.  Governing Law ..................................................35
Section 8.9.  Severability of Provisions .....................................35
Section 8.10. Headings .......................................................35

SIGNATURE PAGE ...............................................................36



SCHEDULE I
Exhibit A
Exhibit B

        SECURITIES PURCHASE AGREEMENT, dated as of August 12, 1997 (the "Agreement"), among JAMES CABLE PARTNERS, L.P., a Delaware limited partnership (the "Company"), JAMES CABLE FINANCE CORP., a Michigan corporation and a wholly-owned subsidiary of the Company ("Finance Corp." and, together with the Company, the "Issuers"), CIBC WOOD GUNDY SECURITIES CORP. ("CIBC"), and FIRST CHICAGO CAPITAL MARKETS, INC. ("First Chicago") (the "Initial Purchasers").

        In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

        Section 1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

        "Accredited Investor" has the meaning provided therefor in Section 3.2 of this Agreement.

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

        "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person in question. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of at least 10% of the voting securities of a Person shall be deemed to be control.

        "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof and in effect.

        "Basic Documents" means, collectively, the Indenture, the Notes, the Registration Rights Agreement and this Agreement.

        "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, Partnership Interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, limited liability company or partnership or any other entity.

        "Closing" has the meaning provided therefor in Section 2.2 of this Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

        "Default" means any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default.

        "Environmental Claim" means any written allegation, notice of violation, claim, demand, abatement order or other order by any Tribunal or any Person for any response or corrective action, any damage, including, without limitation, personal injury (including sickness, disease or death), property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case arising under any Environmental Law, including without limitation, relating to, resulting from or in connection with Hazardous Materials and relating to the Issuers or any Facilities.

        "Environmental Laws" means the common law and all status, ordinance, orders, rules, regulations or decrees relating to (i) fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, treatment, transportation or disposal of Hazardous Materials, or (iii) pollution or protection of human health, safety or the environment, including without limitation, ambient air, outdoor air, soil, surface wa-ter, ground water, land or subsurface strata, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous present statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination, provided, however, that as used in Section 3.1(y), the term "Environmental Laws" means, Environmental Laws in effect on the Closing Date.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Event of Default" means any event defined as an Event of Default in the Indenture.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

        "Exchange Notes" shall have the meaning provided therefor in the Registration Rights Agreement.

        "Facilities" means any and all real property (including without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Issuers of any of their respective predecessors in interest.

        "Final Memorandum" has the meaning provided therefor in Section 2.1 of this Agreement.

        "Hazardous Materials" means any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waster, or any other constituent, waster, material, compound or substance including, without limitation, petroleum including crude oil or any fraction thereof, or any petroleum product, subject to regulation under any Environmental Law.

        "Indemnified Party" has the meaning provided therefor in Section 7.1(c) of this Agreement.

        "Indemnifying Party" has the meaning provided therefor in Section 7.1(c) of this Agreement.

        "Indenture" means the indenture dated as of August 15, 1997 among the Issuers, and Unites States Trust Company of New York, as Trustee, under which the Notes will be issued.

        "Initial Purchasers" has the meaning set forth in the introductory paragraph to this Agreement.

        "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligations (as defined in the Indenture)), conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing.

        "Material Adverse Effect" means, with respect to the Issuers, a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Issuers, taken as a whole; provided that, with respect to the Issuers, "Material Adverse Effect" shall also mean a material adverse effect on the ability of the Issuers to perform their obligations under this Agreement or the Basic Documents.

        "Memorandum" has the meaning provided therefor in Section 2.1 of this Agreement.

        "Notes" means the 10 3/4% Senior Notes due 2004 of the Issuers.

        "Offering" has the meaning assigned thereto in the Memorandum.

        "Offering Materials" has the meaning provided therefor in Section 7.1 of this Agreement.

        "Partnership Interest" means any general or limited partnership interest and any interest as a member of a limited liability company or a limited liability partnership.

        "Person" means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint-stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

        "PORTAL" means the Private Offering, Resales, and Trading through Automated Linkages Market.

        "Preliminary Memorandum" has the meaning provided therefor in Section
2.1 of this Agreement.

        "Private Exchange Notes" shall have the meaning provided therefor in the Registration Rights Agreement.

        "Proceeding" has the meaning provided therefor in Section 7.1(c) of this Agreement.

        "QIB" has the meaning provided therefor in Section 3.2 of this Agreement.

        "Real Property Assets" means interests in land, buildings, improvements and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by the Issuers and, as used in Section 3.1(y), including land, buildings, improvements and fixtures operated by the Issuers.

        "Registration Rights Agreement" means the registration rights agreement among the Issuers and the Initial Purchasers relating to the Notes.

        "Release" means any spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dumping, leaching or migration of Hazardous Materials (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials.

        "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

        "State Commission" means any agency of any State having jurisdiction to enforce such State's securities laws.

        "Subsidiaries" means, with respect to any Person, any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

        "Taxes" has the meaning provided therefor in Section 3.1(u) of this Agreement.

        "Time of Purchase" has the meaning provided therefor in Section 2.2 of this Agreement.

        "Tribunal" means any government, any arbitration panel, any court of any governmental department, commission, board, bureau, agency authority or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

        Section 1.2. Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to generally accepted accounting principles in the United States applied on a consistent basis except for changes with which such accountants concur. All determinations as to which accounting principles apply shall be made in accordance with sound accounting practice.

                                 ARTICLE II

                      ISSUE OF NOTES; PURCHASE AND SALE
                    OF NOTES; RIGHTS OF HOLDERS OF NOTES;
                       OFFERING BY INITIAL PURCHASERS

        Section 2.1. Issue of Notes. The Company has authorized the issuance of $100,000,000 aggregate principal amount of the Notes which are to be issued pursuant to the Indenture. Each Note will be substantially in the form of the Note set forth as Exhibit A to the Indenture.

        The Notes will be offered and sold to the Initial Purchasers without being registered under the Act, in reliance on exemptions therefrom.

        In connection with the sale of the Notes, the Issuers have prepared a preliminary offering memorandum dated July 23, 1997 (the "Preliminary Memorandum") and prepared a final offering memorandum dated August 12, 1997 (the "Final Memorandum" and, together with the Preliminary Memorandum, the "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering, a description of the Issuers and any material developments relating to the Issuers occurring after the date of the most recent financial statements included therein.

        Section 2.2. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree that they will sell to each Initial Purchaser, and each Initial Purchaser agrees, acting severally and not jointly, that it will purchase from the Issuers at the Time of Purchase, the principal amount of the Notes set forth opposite the name of such Initial Purchaser on Schedule I hereto at a price equal to 97% of the principal amount thereof.

        The purchase, sale and delivery of the Notes will take place at a closing (the "Closing") at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York, at 10:00 A.M., New York time, on August 15, 1997, or such later date and time, if any, as the Initial Purchasers and the Company shall agree. The time at which such Closing is concluded is herein called the "Time of Purchase."

        One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 24 hours prior to the Closing, shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds wired in accordance with the written instructions of the Company. The Issuers will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of CIBC or First Chicago, or such other place as CIBC and First Chicago may designate, at least 24 hours prior to the Closing.

        Section 2.3. Registration Rights of Holders of Notes. The Initial Purchasers and their direct and indirect transferees of the Notes will have such rights with respect to the registration thereof under the Act and qualification of the Indenture under the Trust Indenture Act as are set forth in the Registration Rights Agreement.

        Section 2.4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                                 ARTICLE III


               REPRESENTATIONS AND WARRANTIES; RESALE OF NOTES

        Section 3.1. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers as follows:

               (a) The Final Memorandum, as of its date and (if amended or supplemented in accordance with Section 5.1(a) hereof, as so amended or supplemented) at the Time of Purchase, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Sec-tion 3.1(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Final Memorandum or any amendment or supplement thereto as set forth in Section 8.4 hereof.

               (b) The audited financial statements of the Company set forth in the Final Memorandum fairly present the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise stated therein); the summary and selected financial data in the Final Memorandum present fairly the financial information shown therein and have been prepared and compiled on a basis consistent with audited financial statements included therein, except as otherwise stated therein; and the adjusted financial information and the related notes thereto included in the Final Memorandum have been prepared using reasonable assumptions and have been prepared in accordance with the applicable requirements of the Act and include all adjustments necessary to present fairly such financial information. The audited balance sheet of Finance Corp. set forth in the Final Memorandum fairly presents the financial position of Finance Corp. at the date indicated and has been prepared in accordance with generally accepted accounting principles. Deloitte & Touche LLP, which has reported upon the audited financial statements included in the Memorandum, is an independent public accounting firm as required by the Act and the rules and regulations thereunder.

               (c) The Company is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has filed all reports with the Secretary of State of the State of Delaware required to obtain a certificate of existence from that office. Finance Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has filed all reports with the Michigan Department of Consumer and Industry Services required to obtain a certificate of existence from that office. Each of the Company and Finance Corp. is duly qualified and in good standing as a foreign limited partnership or a foreign corporation, and is authorized to do business, in each jurisdiction in which the ownership or leasing of any property or the character of its operations makes such qualification necessary and in which the failure so to qualify could reasonably be expected to have a Material Adverse Effect. Finance Corp. is a wholly-owned Subsidiary of the Company and neither the Company nor Finance Corp. owns, directly or indirectly, any shares of Capital Stock or any other equity interest in, or long-term debt securities of, any other Person.

               (d) As of the Time of Purchase (after giving effect to the Offering and the Refinancing (as defined in the Final Memorandum)), the Company will have the capitalization as set forth in the column headed "As Adjusted" under the caption "Capitalization" in the Final Memorandum, except for (i) a reduction in the amount of "other debt" and
        (ii) changes in "partners' deficit" resulting from the conduct of the Company's business in the ordinary course since June 30, 1997. The amount of the Company's "partners' deficit" at July 31, 1997 did not differ materially from the amount thereof at June 30, 1997. All of the issued and outstanding Capital Stock of Finance Corp. are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as set forth in the Final Memorandum, (i) there are no outstanding subscriptions, options, warrants, rights, convertible securities or other binding agreements or commitments of any character obligating the Issuers to issue any securities and (ii) there is no agreement, understanding or arrangement among the Issuers and their respective securityholders or any other Person relating to the ownership or disposition of any Capital Stock in the Issuers or the governance of the Issuers' affairs, and such agreements, arrangements or understandings will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement and the Basic Documents.

               (e) This Agreement has been duly authorized, executed and delivered by the Issuers and (assuming the due authorization, execution and delivery by the Initial Purchasers), is a valid and legally binding agreement of the Issuers, enforceable against each of them in accordance with its terms except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding there-for may be brought and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

               (f) The Indenture has been duly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against each of them in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (g) The Registration Rights Agreement has been duly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Issuers, enforceable against each of them in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

               (h) The Notes, the Exchange Notes and the Private Exchange Notes have each been duly authorized by the Issuers and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Issuers enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of eq-uity and the discretion of the court before which any proceeding therefor may be brought.

               (i) Immediately after the consummation of the transactions contemplated by this Agreement (including the use of proceeds from the sale of Notes at the Time of Purchase), the fair value (as contemplated by Section 101(32) of the Bankruptcy Code) and present fair saleable value (as such phrase is used in the Uniform Fraudulent Conveyance Act) of the assets of the Company (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; the Company (on a consolidated basis) will not be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including the use of proceeds from the sale of Notes at the Time of Purchase), (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

               (j) Each of the Issuers (to the extent a party thereto) has all requisite power and authority to (i) execute, deliver and perform its obligations under this Agreement and each of the Basic Documents, (ii) execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement, and each of the Basic Documents, (iii) issue the Notes, in the manner and for the purpose contemplated by this Agreement and (iv) consummate each of the transactions contemplated hereby and thereby.

               (k) Subsequent to the date as of which information is given in the Final Memorandum (if amended or supplemented in accordance with Section 5.1(a) hereof, as so amended or supplemented), there has not been (i) any event or condition that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) any transaction entered into by the Issuers, other than in the ordinary course of business, that is material to the Issuers, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on its partnership interests.

               (l) Except as set forth in the Final Memorandum, there is no action, suit, investigation or proceeding, governmental or otherwise, pending or, to the best knowledge of the Company, threatened to which the Issuers are or would be a party or of which the properties or assets of the Issuers are or may be subject that
        (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Notes by the Issuers or any of the other transactions contemplated hereby, (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions or (iii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (m) The execution, delivery and performance by the Issuers (to the extent a party thereto) of this Agreement and the Basic Documents, and the issuance and sale by the Issuers of the Notes, and the execution, delivery and performance by the Issuers (to the extent a party thereto) of all other agreements and instruments to be executed and delivered by the Issuers, pursuant hereto or thereto or in connection herewith or therewith, and compliance by the Issuers (to the extent a party thereto) with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any law, rule or regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, determination or award presently in effect or in effect at the Time of Purchase having applicability to the Issuers (ii) conflict with or result in a breach of or constitute a default under the organizational documents of the Issuers or, as of the Time of Purchase, any indenture or loan or credit agreement, or any other material agreement or instrument, to which the Issuers, is a party or by which the Issuers, or any of their respective properties or assets may be bound or affected, or (iii) except as contemplated by this Agreement and the Basic Documents, result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Issuers, except, in each case, where such violation, conflict, default or creation or imposition of any Lien could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

               (n) Each agreement or instrument executed and delivered by the Issuers (to the extent a party thereto) in connection with this Agreement and the Basic Documents has been duly and validly authorized, executed and delivered by the Issuers (to the extent a party thereto) and constitutes or will constitute a valid and legally binding obligation of the Issuers (to the extent a party thereto), enforceable against them in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity and contribution hereunder and thereunder may be limited by applicable law.

               (o) Neither of the Issuers is currently or, after giving effect to the consummation of the transactions contemplated by this Agreement and the Basic Documents, will be (i) in violation of its respective organizational documents, (ii) in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected (except as set forth in the Final Memorandum), (iii) in violation of any order of any court, arbitrator or governmental body or (iv) in violation of or will have violated any statute, rule or regulation of any governmental authority, which default or violation (individually or in the aggregate) could reasonably be expected to (x) affect the legality, validity or enforceability of this Agreement or any of the Basic Documents or (y) have a Material Adverse Effect.

               (p) Except as set forth in the Final Memorandum, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency, securities exchange or any regulatory authority, the Communications Act of 1934, as amended, including, without limitation, the Cable Communications Policy Act of 1984 (the "1984 Cable Act"), the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), the Telecommunications Act of 1996 (the "1996 Telecom Act" and, together with the 1984 Cable Act and the 1992 Cable Act, the "Cable Acts") or any order, rule or regulation of the Federal Communications Commission ("FCC"), is required in connection with the execution, delivery or performance by the Issuers of this Agreement, or any of the other Basic Documents or any of the transactions contemplated thereby, except (i) as may be required under state securities or "blue sky" laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Notes or (ii) as could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
        All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations set forth in the Final Memorandum (other than as disclosed therein) which are required to have been obtained by the date hereof have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the knowledge of the Company, threatened attack by appeal or direct proceeding or otherwise.

               (q) The Issuers are not and immediately after the Time of Purchase will not be "investment companies" or, to the Company's knowledge, companies "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (r) The execution and delivery of this Agreement and the other Basic Documents and the sale of the Notes to the Initial Purchasers will not involve any non-exempt prohibited transaction within the meaning of
        Section 406 of ERISA or Section 4975 of the Code on the part of the Issuers. No Reportable Event (as defined in Section 4043 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Employee Benefit Plan (as defined below), and the Issuers and Commonly Controlled Entities have complied in all material respects with the applicable provisions of ERISA and the Code in connection with the Employee Benefit Plans (as defined below). The present value of all accrued benefits under each Employee Benefit Plan subject to Title IV of ERISA (based on the current liability, interest rate and other assumptions used in preparation of the plan's Form 5500 Annual Report) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such plan allocable to such accrued benefits. Neither of the Issuers, nor any Commonly Controlled Entity (as defined below) has had a complete or partial withdrawal from any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA), and neither the Issuers, nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Issuers, or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which such representation is made or deemed made. No such Multiemployer Plan is in reorganization or insolvent. There are no material liabilities of the Issuers, or any Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as described in Section 3(1) of ERISA). With respect to each Employee Benefit Plan, no event has occurred and there exists no conditions or set of circumstances in connection with which the Company or any of its subsidiaries may, directly or indirectly (through a Commonly Controlled Entity or otherwise) be subject to material liability under the Code, ERISA or any other applicable law, except for liability for benefit claims and funding obligations payable in the ordinary course. "Commonly Controlled Entity" shall mean any person or entity that, together with any Issuer, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. "Employee Benefit Plan" shall mean an employee benefit plan, as defined in Section 3(3) of ERISA, which is maintained or contributed to by an Issuer, or any Commonly Controlled Entity or to which an Issuer, or any Commonly Controlled Entity may have liability.

               (s) The Company has good and valid title to, or valid and enforceable leasehold interests in, all properties and assets identified in the Final Memorandum as owned or leased, respectively, by it free and clear of all Liens, except (i) such Liens as are described in the Final Memorandum or (ii) Liens created in the ordinary course of business which are Permitted Liens (as defined in the Indenture). All of the leases material to the business of the Company and under which the Company holds properties described in the Final Memorandum, are valid and binding as leased by them, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company.

               (t) No form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) was used by the Issuers or their representatives in connection with the offer and sale of the Notes. Neither of the Issuers nor any Person authorized to act for any of them has, either directly or indirectly, sold or offered for sale any of the Notes or any other similar security of the Issuers to, or solicited any offers to buy any thereof from, or has otherwise approached or negoti-ated in respect thereof with, any Person or Persons other than with or through the Initial Purchasers; and the Issuers agree that neither they nor any Person acting on their behalf will sell or offer for sale any Notes to, or solicit any offers to buy any Notes from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Notes within the provisions of Section 5 of the Act.

               (u) All tax returns required to be filed by the Issuers in any jurisdiction (including foreign jurisdictions) have been so filed and all taxes, assessments, fees and other charges including, without limitation, withholding taxes, penalties, and interest ("Taxes") due or claimed to be due have been paid, other than those Taxes being contested in good faith and those Taxes for which adequate reserves or accruals have been established in accordance with generally accepted accounting principles, except where the failure to file such returns or to pay such Taxes could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. The Company knows of no actual or proposed additional tax assessments for any fiscal period against the Issuers that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

               (v) The Company is the sole and exclusive owner or licensee of all trade names, unregistered trademarks and service marks, brand names, patents, registered and unregistered copyrights, registered trademarks and service marks, and all applications for any of the foregoing and all permits, grants and licenses or other rights with respect thereto (collectively, the "Intellectual Property"), the absence of which (individually or in the aggregate) would have or could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Final Memorandum, neither of the Issuers has been charged with any material infringement of any Intellectual Property or been notified or advised of any material claim of any other Person relating to any Intellectual Property which infringements or claims (individually or in the aggregate) would have a Material Adverse Effect. None of the Intellectual Property owned or licensed by the Company is material to the Company.

               (w) Except as set forth in the Final Memorandum, the Issuers comply with all, and have no liability under any, laws, rules and regulations (including, without limitation, all applicable environmental laws, rules and regulations) applicable to the Issuers, and the Issuers own or possess and are operating in compliance in all material respects with the terms, provisions, conditions, restrictions and limitations contained in all licenses, approvals, certificates and permits (including, without limitation, environmental permits) from all Federal, state, territorial, foreign and local governmental and regulatory authorities which are necessary to own or lease their respective properties and assets and to the conduct of their respective businesses (other than where the failure to be in compliance with or liability under such laws, rules, regulations, licenses, approvals, certificates or permits could not reasonably be expected to have a Material Adverse Effect). There are no citations or notices of forfeiture or other proceedings pending or, to the best knowledge of the Company, threatened or any basis therefor which would lead to the revocation, termination, suspension or non-renewal of any such license, approval, certificate or permit except where all such revocations, terminations, suspensions or non-renewals, individually or in the aggregate, would not have a Material Adverse Effect. Other than as disclosed in the Final Memorandum, (i) there are no license renewal or rate or tariff proceedings existing, pending or, to the best knowledge of the Company, threatened against the Issuers that would have a Material Adverse Effect, and (ii) there are no restrictions or limitations contained in any applicable license, approval, certificate or permit, or, to the best knowledge of the Company, threatened or proposed in any pending or contemplated hearing, proceeding or procedure, that would have a Material Adverse Effect.

               (x)  Except as set forth in the Final Memorandum,

               (1) none of the Issuers has received (a) any written notice or claim to the effect that it is or may be liable to any Person under any Environmental Law, except as would not reasonably be expected to have a Material Adverse Effect or (b) any written notice of potential liability or request for information under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended or any comparable state laws regarding any matter except as would not reasonably be expected to have a Material Adverse Effect, and none of the Issuers is presently involved in any investigation, response or corrective action relating to or in connection with any Hazard-ous Materials at any location except for such of the foregoing which would not reasonable be expected to have a Material Adverse Effect;

               (2) none of the Issuers or any of their Real Property Assets or, to the Company's knowledge, any Facilities, are subject to any outstanding written order with any governmental authority or written agreement with any Person relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except, in each case, for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

               (3) there are currently no Releases and, to the best knowledge of the Issuers, there have been no Releases of Hazardous Materials at, on, under or from any of the Real Property Assets in a manner that could reasonably be expected to give rise to an Environmental Claim except for Releases which would not reasonably be expected to have a Material Adverse Effect, and none of the Issuers has reported a Release of any Hazardous Materials that could reasonably be expected to give rise to an Environmental Claim except for Releases which would not reasonably be expected to have a Material Adverse Effect;

               (4) no underground storage tanks or surface impoundments are on or at any Real Property Assets which require response, corrective or other action under any applicable Environmental Law, in each case, which would reasonably be expected to have a Material Adverse Effect;

               (5) no Environmental Lien in favor of any Person has been filed with respect to any Real Property Assets or other assets of the Issuers except for such Lien which would not reasonably be expected to have a Material Adverse Effect; and

               (6) there have been no past or present events, conditions or activities which could reasonably be expected to prevent the Issuers from complying with, or to give rise to any liability or any of them under, any applicable Environmental Law which would reasonably be expected to have a Material Adverse Effect.

               (y) The Notes, the Indenture, and the Registration Rights Agreement conform in all material respects to the description thereof in the Final Memorandum.

               (z) Assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 3.2 hereof, and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3.2 hereof, the offer and sale of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Memorandum does not require registration under the Act and the Indenture does not require qualification under the Trust Indenture Act.

               (aa) Except as set forth in the Final Memorandum, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company which is pending or, to the best knowledge of the Company, threatened.

               (bb) The Company carries insurance (including self insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

               (cc) No securities of the Issuers are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

               (dd) Neither of the Issuers has taken, nor will either of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

               (ee) None of the Issuers, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S") with respect to the Notes and the Company and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have acted in accordance with the offering restrictions requirements of Regulation S.

               (ff) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate or represents the Company's good faith estimates that are made on the basis of data derived from such sources.

               (gg) Except as stated in the Final Memorandum, the Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Notes and the transactions contemplated by the Final Memorandum.

               (hh) Except as set forth in the Final Memorandum, to the best of the Company's knowledge: (1) the Issuers own or possess and are operating in compliance in all material respects with the terms, provisions, conditions, restrictions and limitations contained in all franchises from all state, territorial, foreign and local governmental and regulatory authorities which are necessary to own or lease their respective properties and assets and to the conduct of their respective businesses; (2) there are no citations or notices of forfeiture or other proceedings pending or threatened or any basis therefor which would lead to the revocation, termination, suspension or non-renewal of any such franchise; and (3) there are no restrictions or limitations contained in any applicable franchise or threatened or proposed in any pending or contemplated hearing, proceeding or procedure that would prevent the Company from conducting its business in the manner set forth in the Final Memorandum.

               Section 3.2. Resale of Notes. Each of the Initial Purchasers represents and warrants (as to itself only) that it is a "qualified institutional buyer" as defined in Rule 144A of the Act ("QIB"). Each of the Initial Purchasers represents and warrants to and agrees with the Issuers (as to itself only) that (a) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (b) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, (i) Persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such Person is buying for one or more institutional accounts for which such Person is acting as fiduciary or agent, only when such Person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (ii) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of the Act) that, prior to their purchase of the Notes, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers outside the United States, in compliance with Regulation S, to Persons other than U.S. Persons, as defined in Regulation S ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such Persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

                                   ARTICLE IV

                        CONDITIONS PRECEDENT TO CLOSING

               Section 4.1. Conditions Precedent to Obligations of the Initial Purchasers. The obligation of each Initial Purchaser to purchase the Notes to be purchased by it hereunder is subject, at the Time of Purchase, to the satisfaction of the following conditions:

               (a) At the Time of Purchase, the Initial Purchasers shall have received the opinions, dated as of the Time of Purchase and addressed to the Initial Purchasers, of Miller, Canfield, Paddock and Stone, P.L.C., counsel for the Issuers, and of Cole Raywid & Braverman, special regulatory Counsel for the Issuers, each in form and substance satisfactory to counsel for the Initial Purchasers, to the effect as set forth on Exhibit A and Exhibit B, respectively, hereto.

               (b) The Initial Purchasers shall have received an opinion, addressed to the Initial Purchasers in form and substance satisfactory to the Initial Purchasers and dated the Time of Purchase, of Cahill Gordon & Reindel, counsel to the Initial Purchasers.

               (c) The Initial Purchasers shall have received from Deloitte & Touche LLP a comfort letter or letters dated the date hereof and the Closing in form and substance reasonably satisfactory to counsel to the Initial Purchasers.

               (d) The representations and warranties made by the Issuers herein shall be true and correct in all material respects (except for changes expressly provided for in this Agreement) on and as of the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase, the Issuers shall have complied in all material respects with all agreements as set forth in or contemplated hereunder and in the Basic Documents required to be performed by them at or prior to the Time of Purchase and the Company shall have furnished to each Purchaser a certificate, dated the Time of Purchase, to such effect.

               (e) Subsequent to the date of the Final Memorandum, (i) there shall not have been any change, or any development involving a prospective change, which has had or could reasonably be expected to have a Material Adverse Effect and (ii) the Issuers shall have conducted their respective businesses only in the ordinary course.

               (f) At the Time of Purchase and after giving effect to the consummation of the transactions contemplated by this Agreement and the Basic Documents, there shall exist no Default or Event of Default.

               (g) The purchase of and payment for the Notes by the Initial Purchasers hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System).

               (h) At the Time of Purchase, the Initial Purchasers shall have received a certificate, dated the Time of Purchase, from either of William R. James or C. Timothy Trenary and Daniel K. Shoemaker stating that the conditions specified in Sections 4.1(d), (e), (f) and (g) have been satisfied or duly waived at the Time of Purchase.

               (i) Each of the Basic Documents shall be satisfactory in form and substance to each of the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

               (j) All proceedings taken in connection with the issuance of the Notes and the transactions contemplated by this Agreement, the Basic Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Pur-chasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

               (k) The sale of the Notes hereunder shall not have been enjoined (temporarily or permanently) at the Time of Purchase.

               On or before the Closing, the Initial Purchasers and counsel to the Initial Purchasers shall have received such further documents, opinions, certificates and schedules or other instruments relating to the business, corporate, legal and financial affairs of the Issuers as they may reasonably request.

                                   ARTICLE V

                                   COVENANTS

               Section 5.1. Covenants of the Issuers. The Issuers covenant and agree with each of the Initial Purchasers that:

               (a) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. During the period described in Section 5.1(c), the Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

               (b) During the period described in Section 5.1(c), the Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Issuers shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

               (c) If, at any time prior to the sale by the Initial Purchasers of all of the Notes or the Private Exchange Notes, or, if earlier, one year after the Time of Purchase, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary during such period to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof (who thereafter will not use such Final Memorandum until appropriately amended or supplemented) and will prepare, at the expense of the Issuers, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

               (d) During the period described in Section 5.1(c), the Issuers will, without charge, provide to the Initial Purchasers and to counsel to the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

               (e) The Issuers will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

               (f) For and during the period ending on the date no Notes are outstanding, the Issuers will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or the holders of the Notes and, promptly after available, copies of any reports or financial statements furnished to or filed by the Issuers with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

               (g) Prior to the Time of Purchase, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

               (h) None of the Issuers or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

               (i) The Issuers will not solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

               (j) For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and not salable in full under Rule 144 under the Act (or any successor provision), the Issuers will make available, upon request, to any seller of such Notes and to a prospective purchaser designated by such Seller, the information specified in Rule 144A(d)(4) under the Act, unless the Issuers are then subject to Section 13 or 15(d) of the Exchange Act.

               (k) The Issuers will use their best efforts to (i) permit the Notes to be included for quotation on PORTAL and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

               (l) The Issuers (to the extent a party thereto) will do and perform all things required to be done and performed by them under this Agreement and the Basic Documents prior to or after the Closing and to satisfy all conditions precedent on their part to the obligations of the Initial Purchasers to purchase and accept delivery of the Notes.

               (m) In connection with Notes offered and sold in an offshore transaction (as defined in Regulation S) the Issuers will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

                                   ARTICLE VI

                                      FEES

               Section 6.1. Costs, Expenses and Taxes. The Issuers, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 8.2 hereof, including, but not limited to, all costs and expenses incident to (i) the negotiation, preparation, printing, word processing, reproduction, execution and delivery of this Agreement, each of the Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, (ii) any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, any other marketing related materials, (iii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents,
(iv) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (v) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (vi) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees, word processing and reproduction costs of any "Blue Sky" memoranda and fees and disbursements of counsel to the Initial Purchasers relating thereto, (vii) expenses in connection with any meetings with prospective investors in the Notes, (viii) fees and expenses of the trustee, including fees and expenses of counsel to the Trustee, (ix) all expenses and listing fees incurred in connection with the application for quotation of the Notes on PORTAL, (x) any fees charged by investment rating agencies for the rating of the Notes, and (xi) except as limited by Article VII, all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), if any, in connection with the enforcement of this Agreement, the Notes or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Issuers shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Basic Document or the issuance of the Notes, and shall save and hold each Initial Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

                                  ARTICLE VII

                                   INDEMNITY

               Section 7.1. Indemnity.

               (a) Indemnification by the Issuers. The Issuers, jointly and severally, agree and covenant to hold harmless and indemnify each of the Initial Purchasers and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses (including expenses of investigation) to which such Initial Purchaser and its Affiliates may become subject arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum and any amendments or supplements thereto, the Basic Documents or any application or other documents filed with the Commission or any State Commission (collectively, the "Offering Materials") or arising out of or based upon the omission or alleged omission to state in any of the Offering Materials a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Issuers shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph (a) in reliance upon and in conformity with the information relating to the Initial Purchasers furnished in writing by such Initial Purchasers for inclusion therein; provided, further, that the Issuers shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting such loss, claim, damage or liability purchased Notes from an Initial Purchaser in reliance on such Memorandum but was not given the Final Memorandum (or any amendment or supplement thereto) on or prior to the confirmation of the sale of such Notes. The Issuers, on a joint and several basis, further agree to reimburse each Initial Purchaser for any reasonable legal and other expenses as they are incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings or investigations arising in any manner out of or in connection with such Person being an Initial Purchaser; provided that if the Issuers reimburse an Initial Purchaser hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, such Initial Purchaser hereby agrees to refund such reimbursement of expenses to the extent that the losses, claims, damages or liabilities are not entitled to indemnification hereunder. The Issuers further agree that the indemnification, contribution and reimbursement commitments set forth in this Article VII shall apply whether or not an Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings. The indemnity, contribution and expense reimbursement obligations of the Issuers under this
Article VII shall be in addition to any liability the Issuers may otherwise have.

               (b) Indemnification by the Initial Purchasers. Each of the Initial Purchasers agrees and covenants, severally and not jointly, to hold harmless and indemnify the Issuers and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement of any material fact contained in the Offering Materials, or upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with the information relating to such Initial Purchaser furnished in writing by such Initial Purchaser for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Initial Purchasers under this Article VII shall be in addition to any liability the Initial Purchasers may otherwise have.

               (c) Procedure. If any Person shall be entitled to indemnity hereunder (each an "Indemnified Party"), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnity is sought (each an "Indemnifying Party") of the commencement of any action, suit, investigation or proceeding, governmental or otherwise (a "Proceeding"), with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying

Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Parties agree to pay such fees and expenses; or (2) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or parties and the Indemnifying Party or an Affiliate of the Indemnifying Party and such Indemnified Parties, and the Indemnified Parties shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or Parties, or for fees and expenses that are not reasonable. No Indemnified Party or Parties will settle any Proceeding without the consent of the Indemnifying Party or Parties (but such consent shall not be unreasonably withheld). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject of such Proceeding.

               Section 7.2. Contribution. If for any reason the indemnification provided for in Section 7.1 of this Agreement is unavailable to an Indemnified Party, or insufficient to hold it harmless, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying and Indemnified Parties shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by each Initial Purchaser. The relative fault of the Indemnifying and Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying or Indemnified Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim.

               The Issuers and each of the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined pro rata or per capita or by any other method of allocation which does not take into account the equitable considerations referred to in such paragraph. Notwithstanding any other provision of this Section 7.2, no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               Section 7.3. Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

                                  ARTICLE VIII

                                 MISCELLANEOUS

               Section 8.1. Survival of Provisions. The representations, warranties and covenants of the Issuers and the Initial Purchasers made herein, the indemnity and contribution agreements contained herein and each of the provisions of Articles VI, VII and VIII shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Issuers, any Initial Purchaser or any Indemnified Party, (b) acceptance of any of the Notes and payment therefor, (c) any termination of this Agreement, or (d) disposition of the Notes by the Initial Purchasers whether by redemption, exchange, sale or otherwise.

               Section 8.2. Termination. () This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Time of Purchase in the event that the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing:

               (i) the Issuers shall have sustained any loss or interference with respect to their businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could have a Material Adverse Effect (including without limitation a Change of Control (as defined in the Indenture) of the Issuers, except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

              (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

             (iii) a banking moratorium shall have been declared by New York or United States authorities;

              (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

               (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

               (b) Termination of this Agreement pursuant to this Section 8.2 shall be without liability of any party to any other party except as provided in
Section 8.1 hereof.

               Section 8.3. No Waiver; Modifications in Writing. No failure or delay on the part of the Issuers or either Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Issuers or any Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Issuers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Issuers and each Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Issuers from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Issuers in any case shall entitle the Issuers to any other or further notice or demand in similar or other circumstances.

               Section 8.4. Information Supplied by the Initial Purchasers. The statements set forth in the first paragraph on page (i), the fourth and the fifth sentences of the third paragraph, the fourth sentence of the fifth paragraph and in the seventh and eighth paragraphs under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 3.1(a) and 7.1(a) and (b) hereof.

               Section 8.5. Communications. All notices, demands and other communications provided for hereunder shall be in writing, and, (a) if to the Initial Purchasers, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery, addressed to CIBC Wood Gundy Securities Corp., 425 Lexington Avenue, 3rd floor, New York, New York 10017, and First Chicago Capital Markets, Inc., One First National Plaza, Suite 0701, 8th Floor, Chicago, IL 60670-0701 with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York, 10005,
Attention: Roger Meltzer, Esq. and (b) if to the Issuers, shall be given by similar means to 710 North Woodward Avenue, Suite 180, Bloomfield Hills, Michigan 48304, Attn: Chief Financial Officer, with copies to Miller, Canfield, Paddock and Stone, P.L.C., 1400 N. Woodward Ave., Suite 100, Bloomfield Hills, Michigan, 48304 Attn: J. Kevin Trimmer. In each case notices, demands and other communications shall be deemed given when received.

               Section 8.6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

               Section 8.7. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person except that (i) the indemnities of the Issuers contained in Section 7.1(a) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Initial Purchasers and any Person or Persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 7.1(b) of this Agreement shall also be for the benefit of the directors of the Issuers, their officers and any Person or Persons who control the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

               Section 8.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

               Section 8.9. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               Section 8.10. Headings. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                               JAMES CABLE PARTNERS, L.P.
                                By: James Communications Partners,
                                    a Michigan co-partnership,
                                    its General Partner

                                By: Jamesco Inc.,a Michigan
                                    corporation, its partner

                               By: /s/ William R. James
                                  -----------------------------
                                    Name:  William R. James
                                    Title: President



                               JAMES CABLE FINANCE CORP.



                               By: /s/ William R. James
                                  -----------------------------
                                    Name:  William R. James
                                    Title: President

                               CIBC WOOD GUNDY SECURITIES CORP.


                               By: /s/ William P. Phoenix
                                  --------------------------------
                                    Name:  William P. Phoenix
                                    Title: Managing Director

                               FIRST CHICAGO CAPITAL MARKETS, INC.



                               By: /s/ Thomas H. Goody
                                  --------------------------------
                                    Name:  Thomas H. Goody
                                    Title: Director

                                                                      SCHEDULE I

                                     Principal Amount
Initial Purchaser                        of Notes
- -----------------                    ----------------

CIBC Wood Gundy Securities Corp.         $ 80,000,000

First Chicago Capital Markets, Inc.        20,000,000
                                     ----------------

Total                                    $100,000,000
                                     ----------------

                                                                       EXHIBIT A

                   Form of Opinion of Counsel to the Issuers

               Opinion, dated the Closing Date and addressed to the Initial Purchasers, of Miller, Canfield, Paddock and Stone, P.L.C., counsel to the Issuers, to the effect that:

               (i) Each of the Company and Finance Corp. has been duly organized and is validly existing as a limited partnership or corporation, as the case may be, in good standing under the laws of its jurisdiction of organization and has all requisite partnership or corporate power and authority, as the case may be, to own its properties and to conduct its business as described in the Final Memorandum. Each of the Company and Finance Corp. is duly qualified to do business as a foreign partnership or corporation, as the case may be, and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

               (ii) The Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the outstanding partnership interests or shares of capital stock of the Company and Finance Corp., as the case may be, have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

               (iii) Except as set forth in the Final Memorandum (A) no options, warrants or other rights to purchase from either of the Company or Finance Corp., Partnership Interests or shares of capital stock, as the case may be, or ownership interests in either of the Company or Finance Corp. are outstanding, (B) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or Finance Corp. are outstanding and (C) no holder of securities of the Company or Finance Corp. is entitled to have such securities registered under a registration statement filed by the Issuers pursuant to the Registration Rights Agreement.

               (iv) Each of the Issuers has all requisite partnership or corporate power and authority, as the case may be, to execute, deliver and perform each of its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly and validly authorized, executed and delivered by the Issuers and (assuming the due authorization, execution and delivery thereof by the Trustee) will constitute the valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (v) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized by the Issuers and, when duly executed and delivered by the Issuers and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture, and enforceable against the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights gen-erally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (vi) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Issuers, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Issuers in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture, and enforceable against the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (vii) Each of the Issuers has all requisite partnership or corporate power, as the case may be, and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Issuers and (assuming due authorization, execution and delivery thereof by the Initial Purchasers) will constitute the valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by fed-eral and state securities laws and public policy considerations.

               (viii) Each of the Issuers has all requisite partnership or corporate power and authority, as the case may be, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Issuers of the transactions contemplated hereby have been duly and validly authorized by the Issuers. This Agreement has been duly executed and delivered by the Issuers.

               (ix) The Indenture, the Notes and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum.

               (x) No legal or governmental proceedings are pending or, to the knowledge of such counsel, threatened to which any of Issuers is a party or to which the property or assets of the Issuers are subject which, if determined adversely to the Issuers, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

               (xi) The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract known to such counsel, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect,

                         (ii) the limited partnership agreement, the certificate of incorporation or bylaws (or similar organizational document), as the case may be, of the Company or Finance Corp., or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or Finance Corp. or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

               (xii) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Issuers of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

               (xiii) To the knowledge of such counsel, there are no material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

               (xiv) Neither the Company nor Finance Corp. is, or immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (xv) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A)that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or accredited investors as defined in Rule 501(a) (1), (2), (3) or
                         (7) promulgated under the Act ("Accredited Investors") or (B) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S,
                         (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in
                         Section 8 hereof.

             (xvi) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

               In addition, we have participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants and representatives of the Initial Purchasers at which the contents of the Memorandum were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as indicated in clause (ix) above) and have not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of each of the Issuers) no facts have come to our attention that have caused us to believe that the Final Memorandum as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT B

                   Form of Opinion of Cole Raywid & Braverman

        (1) the execution, delivery and performance by each of the Issuers of its obligations under the Offering Materials (to the extent each is a party thereto) did not or will not result in a violation of the Communications Act of 1934, as amended, including the Cable Communications Policy Act of 1984 (the "1984 Cable Act"), the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") or the Telecommunications Act of 1996 (the "1996 Telecom Act" and, together with the 1984 Cable Act and the 1992 Cable Act, the "Cable Acts") or any order, rule or regulation of the FCC;

        (2) no consent, approval, authorization, order, registration or qualification of or with the FCC is required under the Communications Act, the Cable Acts, or the rules and regulations of the FCC for the execution and delivery by each of the Issuers of, and the performance by each of the Issuers of its obligations under any of the Offering Materials (to the extent each is a party thereto);

        (3) other than matters described in the Final Memorandum, such counsel does not know of any proceedings threatened, pending or contemplated before the FCC or any federal or state court against or involving the properties, businesses or franchises of the Company which could reasonably be expected to have a Material Adverse Effect;

        (4) the statements in the Final Memorandum under the captions "RISK FACTORS-Substantial Regulation in the Cable Television Industry," "BUSINESS-Franchises," "RISK FACTORS-Non-Exclusive Franchises; Non-Renewal or Termination of Franchises", "BUSINESS-Competition" and "LEGISLATION AND REGULATION" insofar as such statements summarize applicable provisions of the Communications Act, the Cable Acts and the published orders, rules and regulations of the FCC promulgated thereunder are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Final Memorandum; and the FCC statutes and regulations summarized in such captions are the FCC statutes and regulations that are material to the Issuers' business as described in the Final Memorandum.